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                                                                    EXHIBIT 23.4



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 16, 1995, accompanying the consolidated financial statements of Facelifters Home Systems, Inc. and Subsidiaries contained in the Registration Statement on Form S-4 of Amre, Inc. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 of Amre, Inc., and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

Fort Lauderdale, Florida
March 11, 1996